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WILSHIRE ENTERPRISES, INC.                           FOR IMMEDIATE RELEASE
ANNOUNCES NEW                                        AMEX: WOC
SENIOR MANAGEMENT

JERSEY CITY, N.J., April 29, 2004 -- Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) announced today that it has hired Daniel C. Pryor, an investment banking and real estate executive, to serve as Vice President - Business Development until June 30, 2004 at which point he will succeed Philip
G. Kupperman as Wilshire's President, Chief Operating Officer and Chief Financial Officer.

Chairman and Chief Executive Officer Sherry Wilzig Izak commented: "I am very pleased to report that we have strengthened our corporate management team with the addition of Dan Pryor. I have worked closely with Dan since August 2002 when he, as part of Deloitte & Touche Corporate Finance LLC ("D&TCF")was retained by Wilshire's Board of Directors to lead the strategic review and any resulting investment banking actions. Dan's background includes 10 years of investment banking at Salomon Smith Barney Inc., Lehman Brothers Inc. and D&TCF. His real estate experience includes being the Director of Real Estate Development for a 6,000 acre multi-use development project and serving as President of a real estate investment, marketing and management firm."

Ms. Izak continued: "I expect Dan to provide a critical contribution to the Company as we initiate and execute a business strategy to improve real estate profitability and any investment and strategic actions we may consider and pursue. The Board has been impressed by Dan's keen insight and investment banking leadership. We are very happy that he has accepted our offer to join Wilshire."

Mr. Pryor stated: "Over the past 18 months, I have worked closely with Wilshire, know the Company well, and am very excited about the opportunities to enhance shareholder value."

Ms. Izak added: "Philip Kupperman, who has served as our President, Chief Operating Officer and Chief Financial Officer during the past two years, has decided to retire when his contract expires on June 30, 2004. I am highly appreciative of the outstanding service Phil provided to the Company and I will miss his effective leadership. Phil has agreed to be available to the Company as a consultant and we are fortunate he will still provide us with his insights in tax, accounting and other corporate and strategic matters. We all wish him the utmost of happiness in retirement."

ABOUT WILSHIRE ENTERPRISES:
Wilshire is an American Stock Exchange listed corporation engaged in real estate investment including the acquisition, ownership and management of real estate properties or real estate related securities in the United States. It currently has operations in Arizona, Texas, New Jersey, Florida and Georgia.


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FORWARD-LOOKING STATEMENTS:
The non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the underlying assumptions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The Company's business and prospects are subject to a number of risks which could cause actual results to differ materially from those reflected in such forward-looking statements, including uncertainties inherent in any attempt to sell one or more portions of the Company at an acceptable price, environmental risks relating to the Company's real estate properties, competition, the substantial capital expenditures required to fund the Company's real estate operations, market and economic changes in areas where the Company holds real estate properties, interest rate fluctuations, government regulation, and the ability of the Company to implement its business strategy. A discussion of these and other risks and uncertainties are disclosed in the Company's 2003 Form 10-K filed with the Securities and Exchange Commission.


For stockholder inquiries: please contact Philip G. Kupperman, President, Wilshire Enterprises, Inc. at (201) 420-2796


Wilshire Enterprises, Inc. 921 Bergen Avenue, Jersey City, New Jersey 07306
Tel: (201) 420-2796